UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 18, 2010

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Star Gold Corp.

(Name of Small Business issuer in its charter)

Nevada	000-52711	27-0348508
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

6240 East Seltice Way Suite C, Post Falls, Idaho, USA 83854

(Address of principal executive offices)

208- 755-5374

(Registrant’s telephone number)

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Section 3 – Securities and Trading Markets

Item 3.02 – Unregistered Sales of Equity Securities

On November 18, 2010, the Company completed the sale of 240,000 Units at $.50 U.S. per Unit; each Unit consisting of one restricted shares of its common stock and warrants to purchase an additional restricted share of its common stock.   There were no underwriting discounts and no commissions were paid in connection with this offering which netted the Company $120,000 U.S.

The warrants, exercisable until November 15, 2012, give the holder the opportunity to purchase an additional 240,000 shares of restricted common stock at a price of $0.75 per share on or by November 15, 2011 and $1.00 per share thereafter.

The Company relied upon the exemptions available under the provisions of Regulation S of the Securities Act of 1933.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

Exhibits

99.1

Press Release dated 11/18/10

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Gold Corp.

/s/ Kelly J. Stopher__________________

Kelly J. Stopher

Chief Financial Officer

November 22, 2010